EXHIBIT 4.29.3

                              VALUESTAR CORPORATION
                                  THIRD AMENDED
                                  AND WAIVER OF
                           INVESTORS RIGHTS AGREEMENT

         THIS THIRD AMENDED AND WAIVER OF INVESTORS RIGHTS AGREEMENT (this "Agreement") is dated effective as of January 4, 2001 (the "Effective Date"), by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership
("Seacoast"),  PACIFIC  MEZZANINE  FUND, L.P. a California  limited  partnership
("Pacific"),  TANGENT  GROWTH  FUND,  L.P.,  a  California  limited  partnership
("Tangent"), eCOMPANIES VENTURE GROUP, L.P., a Delaware limited partnership ("Companies"), TMCT VENTURES, L.P. ("TMCT") (Seacoast, Pacific, Tangent, eCompanies, and TMCT, a "Holder," and collectively, all such individuals and entities, the "Holders").

                                     RECITAL

         In consideration of the Company's sale of certain securities in accordance with the terms and provisions set forth in that certain Series CC Preferred Stock and Warrant Purchase Agreement of even date herewith (the
"Series CC Purchase Agreement"), the Holders desire to amend the Investors Rights Agreement originally entered into by Seacoast, Pacific, Tangent and eCompanies on December 8, 1999, with TMCT becoming a party thereto on January 4, 2000, and as subsequently amended on March 24, 2000 and September 14, 2000 (the "Rights Agreement") in accordance with the terms set forth in this Agreement. All capitalized terms not defined herein shall have the meanings established in the Rights Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

1.       Registration Rights.

         a. Incidental Registration. In accordance with Section 2.b of the Rights Agreement, the Holders hereby acknowledge notice from the Company of its intention to register certain securities as set forth in the Series CC Purchase Agreement and corresponding First Amended Registration Rights Agreement thereto and hereby request that the Registrable Securities held by such Holders be included in such registration in accordance with the terms thereof.

         b. Limitations on Subsequent Registration Rights. The Holders holding a majority of the outstanding Registrable Securities hereby consent in accordance with Section 2.k of the Rights Agreement to the Company entering into the Series CC Purchase Agreement and corresponding First Amended Registration Rights Agreement thereto and undertaking its obligations thereunder, whereby the Company has granted certain investors under such agreements the right to a registration that will result in such registration statement being declared effective prior to the effectiveness of the first registration statement to be effected under Section 2.a. of the Rights Agreement.

         2. Waiver of Preemptive Rights. Each of the Holders hereby waives its preemptive rights set forth in Section 3 of the Rights Agreement applicable to any of the securities sold or to be sold under the Series CC Purchase Agreement.

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                               Signature Page to
  ValueStar Corporation Third Amended and Waiver of Investors Rights Agreement

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                          VALUESTAR CORPORATION

                                          By: /s/ James Stein
                                              -------------------------------
                                          Name:  James Stein
                                          Its:  Chief Executive Officer

                                          eCOMPANIES VENTURE GROUP, L.P.

                                          By: /s/ Steven Ledger
                                              -------------------------------
                                          Name:  Steven Ledger
                                          Its:   Managing General Partner

                                          SEACOAST CAPITAL PARTNERS LIMITED
                                          PARTNERSHIP
                                          By: Seacoast I Advisors, LLC, its
                                              general partner

                                          By:/s/ Jeffrey J. Holland
                                             --------------------------------
                                          Name:  Jeffrey J. Holland
                                          Its:       Vice President

                                          PACIFIC MEZZANINE FUND, L.P.
                                          By: Pacific Private Capital, its
                                              general partner

                                          By: /s/ Nathan W. Bell
                                              -------------------------------
                                          Name:  Nathan W. Bell
                                          Its:   General Partner

                                          TANGENT GROWTH FUND, L.P.
                                          By: Tangent Fund Management, LLC, its
                                              general partner

                                          By: /s/ Mark P. Gilles
                                              -------------------------------
                                          Name:  Mark P. Gilles
                                          Its:  Vice President

                                          TMCT VENTURES, L.P.
                                          Under management by
                                              Rustic Canyon Partners, LLC

                                          By: /s/ Michael Song
                                              -------------------------------
                                          Printed Name: Michael Song
                                          Title: Partner


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